Supplement To Prospectus Supplement Dated January 29, 2003

(To Prospectus Dated January 29, 2003)

$900,000,000

CWABS MASTER TRUST

(for the Series 2003-A Subtrust)

Issuer

CWABS, INC.

Depositor

Sponsor and Master Servicer

REVOLVING HOME EQUITY LOAN ASSET

BACKED NOTES, SERIES 2003-A

This Supplement updates the Prospectus Supplement dated January 29, 2003 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Notes, Series 2003-A. The original principal amount of the Notes issued was $900,000,000. As of September 15, 2004, the remaining outstanding principal balance of the Notes was $529,195,310.

Annex I to the Prospectus Supplement sets forth certain statistical information about the statistical calculation pool mortgage loans as of the Statistical Calculation Date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of September 1, 2004.

Pages S-19 and S-22 of the Prospectus Supplement include certain financial information about the Master Servicer’s servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

Page S-17 of the Prospectus Supplement includes certain financial information of the Note Insurer. Appendix III to this Supplement updates certain of that information. Additionally, Appendix III updates the information set forth on page S-61 of the Prospectus Supplement under the heading “Experts.”

Appendix IV to this Supplement contains the September 2004 monthly statement that has been furnished to Noteholders of record on the most recent payment date.

This Supplement also updates the “Method of Distribution” section, on page S-60 in the Prospectus Supplement, as described on the next page.

Countrywide Securities Corporation

The date of this Supplement is September 28, 2004

Method of Distribution

Subject to the terms of the underwriting agreement between the depositor and Countrywide Securities Corporation (the “Underwriter”) and a terms agreement, dated September 28, 2004, between the depositor and the Underwriter, the depositor has agreed to sell to the Underwriter on September 30, 2004, and the Underwriter has agreed to purchase, $900,000,000 of notes. The notes being offered pursuant to the terms agreement are referred to as the “Offered Notes.” Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $529,678,201 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $500,000.

Distribution of the Offered Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the Underwriter that it intends to make a market in the Offered Notes purchased by it but the Underwriter has no obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

The Underwriter is an affiliate of the depositor, the sponsor, and the master servicer.

The depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

References in this Supplement to the principal balances of the Offered Notes reflect the principal balances of the Offered Notes as of January 29, 2003 and do not take account of any principal distributions on the Offered Notes since that date.

This Supplement does not contain complete information about the Offered Notes. Additional information is contained in the Prospectus Supplement dated January 29, 2003 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated January 29, 2003. You are urged to read this Supplement, the Prospectus Supplement, and the prospectus in full.

Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2003-A on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or the Underwriter, and none of those parties makes any representation as to the accuracy or completeness of that information.

Appendix I - Statistical Information (as of September 1, 2004) about the Mortgage Loans

The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on September 1, 2004.

Principal Balances

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than 0.00	3,861	$0	0.00%	$0	N/A	N/A	N/A	N/A
0.01 – 10,000.00	3,159	19,266,695	3.64	6,099	5.903%	277.84	736	80.4%
10,000.01 – 20,000.00	5,779	87,160,966	16.48	15,082	6.154	278.29	724	84.1
20,000.01 – 30,000.00	4,209	105,299,345	19.91	25,018	6.340	277.71	719	86.1
30,000.01 – 40,000.00	1,986	69,109,143	13.07	34,798	6.140	277.81	720	84.2
40,000.01 – 50,000.00	1,293	58,794,096	11.12	45,471	5.981	277.45	720	81.7
50,000.01 – 60,000.00	562	30,929,844	5.85	55,035	6.031	278.04	717	82.1
60,000.01 – 70,000.00	358	23,222,311	4.39	64,867	5.878	277.73	712	80.3
70,000.01 – 80,000.00	255	19,156,452	3.62	75,123	5.881	278.89	716	78.6
80,000.01 – 90,000.00	175	14,945,058	2.83	85,400	5.585	279.49	720	78.2
90,000.01 – 100,000.00	223	21,529,382	4.07	96,544	5.570	278.41	711	74.4
100,000.01 – 125,000.00	104	11,796,745	2.23	113,430	5.520	280.05	716	74.8
125,000.01 – 150,000.00	142	19,980,398	3.78	140,707	5.370	278.30	711	72.7
150,000.01 – 175,000.00	48	7,811,838	1.48	162,747	4.821	277.70	736	73.8
175,000.01 – 200,000.00	40	7,645,095	1.45	191,127	4.610	279.88	726	66.2
200,000.01 – 225,000.00	27	5,728,217	1.08	212,156	4.682	279.85	730	64.9
225,000.01 – 250,000.00	16	3,858,981	0.73	241,186	4.803	276.11	711	69.5
250,000.01 – 275,000.00	7	1,852,842	0.35	264,692	5.202	280.43	698	77.8
275,000.01 – 300,000.00	13	3,776,270	0.71	290,482	4.620	280.23	713	65.8
300,000.01 – 325,000.00	5	1,572,948	0.30	314,590	4.675	280.00	737	73.0
325,000.01 – 350,000.00	10	3,393,057	0.64	339,306	4.453	280.40	738	70.9
350,000.01 – 375,000.00	1	366,600	0.07	366,600	5.625	279.00	703	79.0
375,000.01 – 400,000.00	6	2,358,667	0.45	393,111	4.499	280.50	763	72.8
400,000.01 – 425,000.00	2	822,370	0.16	411,185	4.434	280.49	691	65.2
425,000.01 – 450,000.00	5	2,160,358	0.41	432,072	4.250	279.80	746	65.3
450,000.01 – 475,000.00	3	1,372,856	0.26	457,619	4.419	280.33	708	86.6
475,000.01 – 500,000.00	6	2,968,152	0.56	494,692	4.418	279.16	738	65.2
575,000.01 – 600,000.00	1	575,201	0.11	575,201	4.250	281.00	755	77.6
600,000.01 – 625,000.00	1	614,862	0.12	614,862	4.250	280.00	766	51.7
700,000.01 – 725,000.00	1	705,816	0.13	705,816	4.250	281.00	748	54.3

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the average principal balance of the Mortgage Loans was approximately $23,714.

Loan Programs

Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
5 Yr Draw, 5 Yr Repay	51	$827,494	0.16%	$16,225	6.478%	100.18	715	86.4%
5 Yr Draw, 10 Yr Repay	102	3,297,638	0.62	32,330	7.643	160.39	707	97.0
10 Yr Draw, 10 Yr Repay	399	8,115,267	1.53	20,339	6.513	220.09	716	88.4
10 Yr Draw, 15 Yr Repay	21,664	514,617,549	97.32	23,755	5.887	280.11	721	80.9
15 Yr Draw, 10 Yr Repay	82	1,916,617	0.36	23,373	6.533	280.16	695	75.0

Total	22,298	$528,774,564	100.00%

Loan Rates

Range of Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
3.501 – 4.000	8	$66,037	0.01%	$8,255	4.000%	280.00	777	54.4%
4.001 – 4.500	3,810	111,318,397	21.05	29,217	4.291	279.68	746	62.7
4.501 – 5.000	2,661	70,736,141	13.38	26,583	4.695	278.98	731	74.6
5.001 – 5.500	1,169	32,526,822	6.15	27,824	5.355	279.07	685	70.4
5.501 – 6.000	936	14,840,660	2.81	15,855	5.826	279.72	711	70.8
6.001 – 6.500	6,738	125,845,185	23.80	18,677	6.245	278.78	726	88.0
6.501 – 7.000	2,856	74,928,001	14.17	26,235	6.762	277.88	740	94.6
7.001 – 7.500	1,949	40,841,626	7.72	20,955	7.274	275.51	668	89.3
7.501 – 8.000	1,611	42,901,562	8.11	26,630	7.767	275.45	686	96.1
8.001 – 8.500	203	5,012,579	0.95	24,693	8.346	270.37	662	90.7
8.501 – 9.000	233	6,235,166	1.18	26,760	8.851	266.24	677	95.7
9.001 – 9.500	37	1,072,094	0.20	28,976	9.211	274.11	664	92.9
9.501 – 10.000	9	294,084	0.06	32,676	9.778	279.53	657	94.8
10.001 – 10.500	63	1,808,757	0.34	28,710	10.375	279.82	614	81.3
10.501 – 11.000	15	347,451	0.07	23,163	10.630	279.48	596	71.5

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the weighted average loan rate on the Mortgage Loans was approximately 5.911%.

Months Remaining to Scheduled Maturity

Range of Months Remaining to Scheduled Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
97 – 108	51	$827,494	0.16%	$16,225	6.478%	100.18	715	86.4%
145 – 156	1	44,016	0.01	44,016	4.250	155.00	786	67.2
157 – 168	101	3,253,622	0.62	32,214	7.688	160.47	706	97.4
217 – 228	399	8,115,267	1.53	20,339	6.513	220.09	716	88.4
253 – 264	4	204,302	0.04	51,075	5.542	262.88	684	80.3
265 – 276	26	838,444	0.16	32,248	6.149	271.98	725	75.5
277 – 288	21,716	515,491,420	97.49	23,738	5.890	280.13	721	80.9

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 278 months.

The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10.00	7	$195,362	0.04%	$27,909	5.210%	280.25	746	8.0%
10.01 – 20.00	67	2,592,137	0.49	38,689	4.845	278.87	724	16.2
20.01 – 30.00	123	2,469,451	0.47	20,077	4.799	280.09	738	25.9
30.01 – 40.00	320	6,723,531	1.27	21,011	4.612	279.06	737	36.3
40.01 – 50.00	672	14,908,048	2.82	22,185	4.645	280.00	743	45.7
50.01 – 60.00	1,201	34,912,364	6.60	29,069	4.648	279.52	735	55.4
60.01 – 70.00	2,504	66,527,447	12.58	26,568	4.657	279.40	732	66.4
70.01 – 80.00	3,486	90,346,658	17.09	25,917	4.995	279.29	719	77.4
80.01 – 90.00	9,200	184,510,223	34.89	20,055	6.399	278.57	711	88.6
90.01 – 100.00	4,718	125,589,342	23.75	26,619	7.134	275.37	721	96.8

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the weighted average combined loan-to-value ratio of the Mortgage Loans was approximately 81.11%.

The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Alabama	324	$5,312,327	1.00%	$16,396	6.734%	280.13	713	89.1%
Arizona	672	13,069,452	2.47	19,449	6.125	280.16	720	84.5
Arkansas	47	1,128,390	0.21	24,008	5.901	280.16	724	80.9
California	4,536	143,885,587	27.21	31,721	5.358	280.05	727	74.4
Colorado	976	28,136,662	5.32	28,829	5.730	280.11	726	82.4
Connecticut	255	7,655,070	1.45	30,020	5.820	280.16	712	80.7
Delaware	57	1,210,659	0.23	21,240	6.807	280.27	702	87.2
District of Columbia	25	823,799	0.16	32,952	5.434	279.89	702	71.7
Florida	1,303	26,861,829	5.08	20,615	6.217	275.23	717	84.6
Georgia	738	20,028,153	3.79	27,138	6.494	267.34	711	87.4
Hawaii	178	5,875,904	1.11	33,011	5.839	279.88	728	78.6
Idaho	277	4,933,800	0.93	17,812	6.507	280.22	720	88.4
Illinois	803	16,426,766	3.11	20,457	6.013	280.13	716	82.3
Indiana	475	8,279,463	1.57	17,430	6.632	280.19	709	89.4
Iowa	133	2,310,832	0.44	17,375	6.318	280.12	728	87.3
Kansas	268	4,479,940	0.85	16,716	6.682	280.25	720	90.0
Kentucky	189	5,046,793	0.95	26,703	6.015	280.27	715	87.3
Louisiana	185	3,380,224	0.64	18,271	6.232	280.14	705	83.9
Maine	67	1,326,813	0.25	19,803	5.912	280.12	710	79.6
Maryland	419	9,002,061	1.70	21,485	5.990	280.01	717	81.9
Massachusetts	642	16,618,860	3.14	25,886	5.329	280.15	723	73.7
Michigan	1,018	20,939,778	3.96	20,570	6.099	280.12	717	84.9
Minnesota	323	6,855,964	1.30	21,226	6.149	280.29	714	83.5
Mississippi	70	1,477,840	0.28	21,112	6.441	278.32	710	86.8
Missouri	451	8,798,142	1.66	19,508	6.452	280.25	716	86.4
Montana	99	1,598,920	0.30	16,151	6.020	280.31	726	83.1
Nebraska	58	1,100,440	0.21	18,973	6.381	279.89	713	84.1
Nevada	302	6,130,799	1.16	20,301	6.132	279.99	724	84.6
New Hampshire	136	3,046,394	0.58	22,400	5.540	279.87	714	76.9
New Jersey	689	18,191,670	3.44	26,403	5.550	280.08	717	74.4
New Mexico	165	3,228,550	0.61	19,567	6.288	280.00	725	86.6
New York	635	18,995,484	3.59	29,914	5.899	280.05	714	77.1
North Carolina	641	12,228,531	2.31	19,077	6.452	279.82	713	87.7
North Dakota	12	161,274	0.03	13,440	7.173	280.02	721	91.7
Ohio	825	14,118,639	2.67	17,114	6.515	280.05	716	87.7
Oklahoma	199	3,196,788	0.60	16,064	6.633	280.19	720	89.0
Oregon	367	7,953,307	1.50	21,671	6.341	280.31	725	87.3
Pennsylvania	887	15,320,463	2.90	17,272	6.243	280.09	719	84.5
Rhode Island	52	1,174,459	0.22	22,586	5.677	279.83	711	77.3
South Carolina	241	4,753,140	0.90	19,723	6.302	280.00	711	85.7
South Dakota	22	370,508	0.07	16,841	6.452	280.43	720	88.7
Tennessee	400	8,253,565	1.56	20,634	6.475	221.09	717	88.4
Utah	348	7,423,703	1.40	21,332	6.415	280.13	715	88.6
Vermont	24	421,280	0.08	17,553	6.615	280.01	732	83.9
Virginia	515	10,797,803	2.04	20,967	5.974	280.13	725	82.2
Washington	687	16,746,513	3.17	24,376	6.173	280.23	721	85.4
West Virginia	53	850,162	0.16	16,041	6.492	104.99	714	86.5
Wisconsin	453	7,397,175	1.40	16,329	6.264	280.26	714	86.2
Wyoming	57	1,449,892	0.27	25,437	5.392	280.19	735	67.6

Total	22,298	$528,774,564	100.00%

Credit Bureau Risk Scores for the Mortgage Loans

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
841 – 850	3	$40,000	0.01%	$13,333	5.375%	280.00	841	55.0%
821 – 840	158	1,743,742	0.33	11,036	5.025	279.40	826	67.8
801 – 820	846	11,497,936	2.17	13,591	5.120	279.12	807	72.6
781 – 800	2,553	44,018,663	8.32	17,242	5.266	278.52	790	74.2
761 – 780	3,288	66,263,470	12.53	20,153	5.458	278.69	770	79.3
741 – 760	3,219	76,669,218	14.50	23,818	5.581	278.53	750	80.2
721 – 740	2,978	70,913,450	13.41	23,812	5.696	278.39	731	82.5
701 – 720	3,024	75,190,186	14.22	24,864	5.809	278.11	710	82.6
681 – 700	2,112	55,023,346	10.41	26,053	6.240	276.86	691	82.4
661 – 680	2,048	66,314,248	12.54	32,380	6.557	277.96	671	85.5
641 – 660	1,164	34,936,159	6.61	30,014	6.692	277.32	651	81.7
621 – 640	794	22,732,752	4.30	28,631	6.804	278.45	631	81.8
601 – 620	87	2,626,312	0.50	30,187	8.213	278.25	614	80.3
581 – 600	17	496,266	0.09	29,192	9.579	279.78	594	75.7
561 – 580	3	127,859	0.02	42,620	10.296	279.68	576	84.7
Less than or equal to 560	4	180,956	0.03	45,239	8.720	280.00	545	96.7

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the weighted average credit bureau risk score of the Mortgage Loans was approximately 720.

Property Type

Description of Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Single Family	17,566	$416,406,797	78.75%	$23,705	5.910%	278.37	719	80.7%
Planned Unit Development (PUD)	3,049	77,222,461	14.60	25,327	5.967	276.64	725	83.5
Low-rise Condominium	1,447	28,476,104	5.39	19,679	5.891	278.72	728	82.5
2-4 Units	236	6,669,202	1.26	28,259	5.438	280.04	727	75.8

Total	22,298	$528,774,564	100.00%

Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
Less than or equal to 0.000	3,267	$92,116,429	17.42%	$28,196	4.258%	279.67	756	63.1%
0.001 – 0.250	542	19,322,961	3.65	35,651	4.486	279.73	701	60.1
0.251 – 0.500	2,509	62,399,720	11.80	24,870	4.689	278.90	733	75.6
0.501 – 0.750	126	7,060,783	1.34	56,038	4.939	279.65	711	66.2
0.751 – 1.000	196	10,400,217	1.97	53,062	5.198	279.58	712	76.7
1.001 – 1.250	962	22,012,545	4.16	22,882	5.452	278.82	672	67.3
1.251 – 1.500	534	7,371,265	1.39	13,804	5.700	279.94	720	72.0
1.501 – 1.750	392	7,404,347	1.40	18,889	5.949	279.48	703	69.1
1.751 – 2.000	5,028	84,733,841	16.02	16,852	6.113	279.12	742	88.4
2.001 – 2.250	1,716	41,481,806	7.84	24,174	6.461	278.10	695	87.1
2.251 – 2.500	2,632	66,854,525	12.64	25,401	6.731	277.74	744	95.0
2.501 – 2.750	210	7,407,579	1.40	35,274	6.957	280.03	711	91.4
2.751 – 3.000	1,681	35,957,649	6.80	21,391	7.215	275.61	665	89.1
3.001 – 3.250	298	5,404,721	1.02	18,137	7.415	274.40	692	90.3
3.251 – 3.500	1,326	37,272,760	7.05	28,109	7.704	275.02	682	96.5
3.501 – 3.750	300	6,185,780	1.17	20,619	7.871	277.78	711	94.0
3.751 – 4.000	64	1,763,014	0.33	27,547	8.191	263.60	678	92.2
4.001 – 4.250	150	3,635,101	0.69	24,234	8.235	274.63	655	89.8
4.251 – 4.500	59	1,823,821	0.34	30,912	8.715	235.61	670	95.6
4.501 – 4.750	180	4,584,431	0.87	25,469	8.832	278.96	679	95.7
4.751 – 5.000	35	1,077,376	0.20	30,782	9.099	274.11	665	92.9
5.001 – 5.250	3	53,601	0.01	17,867	9.452	280.76	655	93.1
5.251 – 5.500	8	236,210	0.04	29,526	9.731	279.80	664	96.5
5.501 – 5.750	2	57,873	0.01	28,937	9.972	278.45	627	88.0
6.001 – 6.250	63	1,808,757	0.34	28,710	10.375	279.82	614	81.3
6.251 – 6.500	15	347,451	0.07	23,163	10.630	279.48	596	71.5

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the weighted average gross margin of the Mortgage Loans was approximately 1.670%.

The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates

Range of Credit Limit Utilization Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.00 or less	3,906	$842	(1)	$0	5.031%	280.55	722	67.4%
0.01 – 10.00	492	1,312,433	0.25%	2,668	4.982	279.20	754	68.7
10.01 – 20.00	529	4,282,352	0.81	8,095	5.008	279.10	755	69.3
20.01 – 30.00	574	6,530,598	1.24	11,377	5.044	278.78	756	69.5
30.01 – 40.00	572	8,533,178	1.61	14,918	5.174	279.11	751	69.9
40.01 – 50.00	728	14,055,425	2.66	19,307	5.170	279.26	747	72.6
50.01 – 60.00	837	19,638,078	3.71	23,462	5.153	279.36	747	71.6
60.01 – 70.00	938	23,637,171	4.47	25,200	5.296	278.36	739	75.5
70.01 – 80.00	1,190	33,522,729	6.34	28,170	5.396	277.81	736	75.2
80.01 – 90.00	2,053	59,257,605	11.21	28,864	5.624	278.33	733	78.4
90.01 – 100.00	10,479	358,004,152	67.70	34,164	6.166	277.99	711	84.0

Total	22,298	$528,774,564	100.00%

(1)	Less than 0.01%

As of September 1, 2004, the average credit limit utilization rate of the Mortgage Loans was approximately 65.98%.

Maximum Loan Rates

Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
16.000	644	$12,283,170	2.32%	$19,073	6.452%	279.83	713	87.7%
17.000	1,301	26,776,505	5.06	20,581	6.209	275.31	718	84.6
18.000	20,274	487,476,770	92.19	24,044	5.861	278.26	721	80.8
21.000	79	2,238,118	0.42	28,331	10.265	279.77	611	80.1

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.916%.

Credit Limits

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
0.01 – 10,000.00	1,341	$7,156,595	1.35%	$5,337	6.281%	277.30	719	84.1%
10,000.01 – 20,000.00	6,699	69,916,078	13.22	10,437	6.297	278.10	719	85.4
20,000.01 – 30,000.00	5,630	101,644,047	19.22	18,054	6.417	277.86	719	87.0
30,000.01 – 40,000.00	2,763	67,980,856	12.86	24,604	6.232	277.50	719	85.9
40,000.01 – 50,000.00	2,393	68,487,377	12.95	28,620	5.887	278.01	723	80.6
50,000.01 – 60,000.00	750	29,284,078	5.54	39,045	6.171	277.20	717	84.6
60,000.01 – 70,000.00	522	23,834,399	4.51	45,660	6.087	278.29	711	83.4
70,000.01 – 80,000.00	444	20,995,284	3.97	47,287	5.762	279.10	719	77.1
80,000.01 – 90,000.00	256	13,065,180	2.47	51,036	5.839	278.44	719	81.6
90,000.01 – 100,000.00	665	34,435,811	6.51	51,783	5.349	277.93	721	71.0
100,000.01 – 125,000.00	156	11,633,140	2.20	74,571	5.503	280.05	717	77.4
125,000.01 – 150,000.00	303	25,777,936	4.88	85,076	5.321	278.70	719	72.3
150,000.01 – 175,000.00	46	3,783,194	0.72	82,243	5.136	274.91	730	76.4
175,000.01 – 200,000.00	95	10,244,637	1.94	107,838	4.692	280.09	728	67.7
200,000.01 – 225,000.00	34	4,388,900	0.83	129,085	4.837	279.91	712	71.7
225,000.01 – 250,000.00	54	6,881,428	1.30	127,434	4.532	277.96	738	66.7
250,000.01 – 275,000.00	19	3,449,956	0.65	181,577	5.006	280.20	714	76.3
275,000.01 – 300,000.00	44	5,308,209	1.00	120,641	4.674	279.95	722	63.7
300,000.01 – 325,000.00	7	980,716	0.19	140,102	4.942	280.49	729	69.9
325,000.01 – 350,000.00	11	2,196,081	0.42	199,644	4.504	280.30	737	74.8
350,000.01 – 375,000.00	6	935,292	0.18	155,882	4.862	277.77	740	78.1
375,000.01 – 400,000.00	15	3,870,422	0.73	258,028	4.496	280.42	753	69.8
400,000.01 – 425,000.00	4	1,045,149	0.20	261,287	4.395	280.39	703	68.3
425,000.01 – 450,000.00	5	1,225,016	0.23	245,003	4.250	280.00	706	67.3
450,000.01 – 475,000.00	5	1,727,626	0.33	345,525	4.384	280.22	716	83.0
475,000.01 – 500,000.00	20	5,463,515	1.03	273,176	4.348	279.40	751	61.0
500,000.01 – 525,000.00	1	26,000	0.00	26,000	4.250	280.00	721	90.0
525,000.01 – 550,000.00	1	286,609	0.05	286,609	4.750	280.00	755	57.1
550,000.01 – 575,000.00	1	0	0.00	N/A	N/A	N/A	N/A	N/A
575,000.01 – 600,000.00	1	575,201	0.11	575,201	4.250	281.00	755	77.6
625,000.01 – 650,000.00	2	0	0.00	N/A	N/A	N/A	N/A	N/A
650,000.01 – 675,000.00	1	0	0.00	N/A	N/A	N/A	N/A	N/A
675,000.01 – 700,000.00	1	614,862	0.12	614,862	4.250	280.00	766	51.7
700,000.01 – 725,000.00	1	705,816	0.13	705,816	4.250	281.00	748	54.3
775,000.01 – 800,000.00	1	426,152	0.08	426,152	4.250	281.00	797	56.1
800,000.01 – 825,000.00	1	429,000	0.08	429,000	4.250	281.00	732	69.9

Total	22,298	$528,774,564	100.00%

As of September 1, 2004, the average credit limit of the Mortgage Loans was approximately $37,454.

Lien Priority

Lien Priority	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to-Value Ratio
First Liens	415	$36,517,052	6.91%	$87,993	5.011%	278.97	722	63.0%
Second Liens	21,883	492,257,513	93.09	22,495	5.978	278.10	720	82.5

Total	22,298	$528,774,564	100.00%

Delinquency Status

Number of Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Current	22,121	$522,933,557	98.90%	$23,640	5.900%	278.15	721	81.0%
30 - 59 Days	75	2,413,514	0.46	32,180	6.891	277.83	673	85.9
60 - 89 Days	34	1,117,918	0.21	32,880	6.778	279.60	692	88.8
90+ Days	68	2,309,576	0.44	33,964	6.996	278.48	677	87.7

Total	22,298	$528,774,564	100.00%

Origination Year

Year of Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
2001	6	$273,803	0.05%	$45,634	5.349%	264.10	694	75.3%
2002	15,481	359,315,261	67.95	23,210	5.868	277.97	720	80.2
2003	6,811	169,185,500	32.00	24,840	6.005	278.58	720	83.1

Total	22,298	$528,774,564	100.00%

Appendix II - Certain Financial Information About the Master Servicer’s Servicing Portfolio and Mortgage Loan Delinquency and Foreclosure Experience

At June 30, 2004 Countrywide provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At June 30, 2004 Countrywide provided servicing for approximately $26.738 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Delinquency and Foreclosure Experience

	As of December 31, 2002		As of December 31, 2003		As of June 30, 2004
	Principal Balance	Percentage	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$10,640,766,181.58	—	$18,965,891,972.70	—	$26,631,284,196.44	—
Delinquency percentage
30-59 Days	$42,864,688.91	0.40%	$61,283,288.31	0.32%	$64,783,653.30	0.24%
60-89 Days	10,661,957.76	0.10	15,962,355.26	0.08	21,551,866.31	0.08
90+ Days	19,421,702.11	0.18	37,736,971.30	0.20	41,230,217.23	0.15

Sub-Total	$72,948,348.78	0.69%	$114,982,614.87	0.61%	$127,565,736.84	0.48%
Foreclosure Rate	$6,603,778.76	0.06%	$4,984,448.78	0.03%	$7,340,123.37	0.03%
Bankruptcy Rate	$43,053,210.55	0.40%	$41,137,908.75	0.22%	$39,166,710.18	0.15%

Appendix III - Financial Information of the Note Insurer

The Note Insurer

Financial Guaranty Insurance Company (the “Note Insurer”), a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Note Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

The Note Insurer is subject to the insurance laws and regulations of the State of New York, where the Note Insurer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute. The Note Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

For the six months ended June 30, 2004, and the years ended December 31, 2003 and December 31, 2002, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $27.1 billion, $42.4 billion, and $47.9 billion par value of securities, respectively (of which approximately 60%, 79% and 81%, respectively constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $162.9 million, $260.3 million and $232.6 million, respectively. For the six months ended June 30, 2004, the Note Insurer had reinsured, through facultative arrangements, approximately 0.3% of the risks it had written.

Capitalization

The following table sets forth the capitalization of the Note Insurer as of December 31, 2002, December 31, 2003 and June 30, 2004, respectively, on the basis of generally accepted accounting principles (“GAAP”). The June 30, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the Note Insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the Note Insurer’s assets and liabilities.

Financial Guaranty Insurance Company

CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2002	December 31, 2003	(unaudited) June 30, 2004
Unearned Premiums	$684	$919	$988
Other Liabilities	255	86	83
Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	384	1,858	1,858
Accumulated Other Comprehensive Income	49	2	(46)
Retained Earnings	1,741	94	181

Total Stockholder’s Equity	2,189	1,969	2,008

Total Liabilities and Stockholder’s Equity	3,128	2,974	3,079

The audited financial statements of the Note Insurer as of December 31, 2002 and 2003 and for each of the years in the three-year period ended December 31, 2003, which are included as Exhibit 99.1, and the unaudited financial statements of the Note Insurer as of June 30, 2004, December 31, 2003 and for the three and six months ended June 30, 2004 and 2003, which are included as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Issuer on August 26, 2004 (SEC file number 333-91565) in connection with the registration statement to which this prospectus supplement relates, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading “The Note Insurer” or in such Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Note Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Note Insurer (if any) included in the documents filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

Copies of the Note Insurer’s GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Note Insurer’s telephone number is (212) 312-3000.

Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, this supplement, the prospectus supplement or the prospectus or any information or disclosure that is provided to potential purchasers of the notes, or omitted from such disclosure, other than with respect to the accuracy of information in the prospectus supplement regarding the Note Insurer and the Policy set forth under the headings “The Note Insurer” and “Description of the Policy” in the prospectus supplement as updated by the information under the heading “The Note Insurer” in this Appendix III. In addition, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

Experts

The predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the Form 8-K of the depositor, which is incorporated by reference in the registration statement to which this prospectus supplement relates in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Appendix IV – September 2004 Monthly Statement

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2003-A

Distribution Date: September 15, 2004

Class	Original Note Principal Balance	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Investor Loss Amount	Ending Note Principal Balance
Note	900,000,000.00	$551,005,906.74	$21,810,596.29	$895,384.60	$22,705,980.89	$0.00	$529,195,310.45
TOTAL	$900,000,000.00	$551,005,906.74	$21,810,596.29	$895,384.60	$22,705,980.89	$0.00	$529,195,310.45

AMOUNTS PER $1,000 UNIT

Class	CUSIP	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Ending Note Principal Balance
Note	126671XC5	612.22878527	24.23399588	0.99487178	25.22886766	587.99478939

Rates

Class	Note
Note	1.950000%

Investor Note Rates based on a LIBOR of: 1.60000%

PLEASE DIRECT ANY QUESTIONS OR COMMENTS

TO THE FOLLOWING ADMINISTRATOR:

Steven E Charles

JPMorgan Chase Bank

227 W. Monroe St.

Chicago, IL 60606

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2003-A

Distribution Date: September 15, 2004

Information pursuant to Section 4.04 of the

Sale and Servicing Agreement dated January 29, 2003

(i)	Investor Floating Allocation Percentage	99.20286%
(ii)	Investor Distribution Amount	22,705,980.89
(iii)	Note Interest	895,384.60
	Note Interest not payable, due to insufficient Investor Interest Collections	0.00
(iv)	Unpaid Investor Interest Shortfall	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(v)	Remaining Unpaid Investor Interest Shortfall	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(vi), (vii)	Principal Distributed
	Investor Loss Amount paid as principal	90,276.84
	Investor Loss Reduction Amounts paid as principal	0.00
	Accelerated Principal Distribution Amount	1,559.93
	Scheduled Principal Collections Payment Amount	21,718,759.52
	Guaranteed Principal Distribution Amount	0.00

	Total Principal Distributed	21,810,596.29
(viii)	Unreimbursed Investor Loss Reduction Amounts	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(ix)	Basis Risk Carryforward Distributed	0.00
(x)	Basis Risk Carryforward Remaining	0.00
(xi)	Servicing Fee	231,430.62
	Accrued and Unpaid Servicing Fees from Prior Periods	0.00
(xii)	Note Principal Balance (before distributions)	551,005,906.74
	Note Principal Balance (after distributions)	529,195,310.45
	Investor Note Principal Balance (after distributions)	529,195,310.45
	Note Factor	0.5879948
(xiii)	Asset Balance of Mortgage Loans	533,623,727.98
(xiv)	Credit Enhancement Draw Amount	0.00

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2003-A

Distribution Date: September 15, 2004

		Count	Balance	% of Group Bal
	30-59 days	75	2,445,334.39	0.458251%
	60-89 days	33	1,065,719.68	0.199714%
	90 or more days	64	1,935,573.58	0.362723%

	Total	172	5,446,627.65	1.020687%

*Note: The above statistics do not include loans in foreclosure proceedings or REO properties.
		Count	Balance	% of Group Bal
	Bankruptcy	74	1,976,364.73	0.370367%

*Note: Bankruptcy Loans are also included in Delinquencies

(xvi)	Foreclosure and REO Information
		Count	Balance	% of Group Bal
	Foreclosure	7	176,352.84	0.033048%
	REO	4	317,380.89	0.059477%

	Total	11	493,733.73	0.092525%

(xvii)	Optional Servicer Advances (Current Collection Period)			0.00
	Optional Servicer Advances (Outstanding)			0.00

(xviii)	Note Rate			1.950000%

(xix)	Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06
	Count			0
	Principal Balance			0.00

(xx)	Subordinated Transferor Collections			4,427,583.02

(xxi)	Overcollateralization Step-Down Amount			0.00

(xxii)	Available Transferor Subordinated Amount			4,427,583.02
	Required Transferor Subordinated Amount			4,429,142.96
	Interest Collections (non-Investor)			19,552.10
	Transferor Principal Collections			7,556,835.45

(xxiii)	Mortgage Loans for which the Mortgage Loan File was not delivered to the Indenture Trustee within 30 days of the Closing Date	Number			0
		Balance			0.00

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2003-A

Distribution Date: September 15, 2004

Other information

Transferor Principal Balance (Beginning)	4,427,583.02
Transferor Principal Balance (Ending)	4,428,417.53
Investor Fixed Allocation Percentage	99.50%
Mortgage Loans Payment Summary
Interest Received	2,684,211.88
Net Liquidation Proceeds (Allocable to Interest)	0.00
Insurance Proceeds (Allocable to Interest)	0.00
Servicer Optional Advance (Allocable to Interest)	0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)	0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)	0.00
Residual Advance	0.00

Total Interest	2,684,211.88
Investor Interest Collections	2,433,229.16
Beginning Balance	555,433,489.76
Principal Collections	29,275,594.97
Net Liquidation Proceeds (Alloc. to Principal)	0.00
Insurance Proceeds (Alloc. to Principal)	0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)	0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)	0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06	0.00
Transfer Deposit Amount per Sect. 2.02 (a)	0.00

Total Principal	29,275,594.97
Additional Balances	7,556,835.45
Ending Principal Balance	533,623,727.98
Total Collections	31,728,376.23
Alternative Principal Payment	21,718,759.52
Loans Average Daily Balance	555,235,406.11
Weighted Average Loan Rate	5.9260%
Weighted Average Net Loan Rate	4.7960%
Maximum Rate	4.7303%
Excess Interest	1,399,678.30

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2003-A

Distribution Date: September 15, 2004

		Current	Cumulative	% of Initial
Loan Modification Summary
Loans with Senior Lien Balance Modification (CLTV<80%)		56,737.29	6,209,498.23	0.70%
Loans with Senior Lien Balance Modification (CLTV>80%)		120,522.00	13,070,451.79	1.48%
Loans with Credit Limit Modification		1,101,031.00	16,728,545.00	1.89%
Loans with Gross Margin Modification		213,977.20	8,318,161.94	0.94%
Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall		0.00
FGIC Surety Bond in force?	YES
Credit Enhancement Draw Amount		0.00
Guaranteed Principal Payment Amount		0.00
Guaranteed Distribution		895,384.60
Credit Enhancement Premium		57,329.49
Ending O/C Amount		0.00
Ending O/C Amount (% of Original Pool Balance)		0.00
Has a Cumulative Loss Test Violation Occurred?	NO
Liquidation Loss Amount (Current Period)		91,002.26
Liquidation Loss Amount (Cumulative)		529,348.85
Rolling Six Month Delinquency Rate		0.4936%
Spread Rate		2.8460%
Excess Spread Rate		2.8296%
Rolling three month Excess Spread Percentage		2.8671%
Required Subordinated Percentage		0.5000%
Balance used for Required Subordinated Amount Initial Balance
Initial Subordinated Amount		(14,171,408.79)
Can Required Transferor Subordinated Amount be Reduced?		NO
Has a Rapid Amortization Event occurred?		NO
Cause of Rapid Amortization Event.		NA
Has an Event of Servicing Termination occurred?		NO
Cause of Event of Servicing Termination.		NA

RECONCILIATION REPORT

		ISSUE DATE:	29-Jan-03
DEAL NAME:	COUNTRYWIDE HOME LOANS, INC.	DISTRIBUTION DATE:	15-Sep-04
	Revolving Home Equity Loan Asset Backed Notes,	DETERMINATION DATE:	12-Sep-04
	Series 2003-A	RUN DATE:	13-Sep-04
10:28:52 AM

I.	CASH RECONCILIATION

Total
A. Cash Available for Distribution
Net Collections Interest Collections - per Servicer Report	$2,452,781.26
Principal Collections - per Servicer Report	$29,275,594.97
Residual Advance	$0.00
Cash Released from Additional Loan Account	$0.00
Insured Payment	$0.00

Total Deposit to Collection Account	$31,728,376.23

II. DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Section 5.01

Premium to Credit Enhancer	$57,329.49
Fannie Mae Guarantee Fee	$0.00
Investor Note Interest and Unpaid Investor Note Interest	$895,384.60
Unreimbursed Credit Enhancement Draw Amounts	$0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03	$0.00
Basis Risk Carryforward	$0.00
Class A Investor Note Principal Distributed	$21,810,596.29
Transferor Interest Distributed	$1,408,230.40
Transferor Principal Distributed	$7,556,835.45

Total Distributions	$31,728,376.23

Difference (Remains in Collections Account)	0.00

Balance Reconciliation
Loan Group Beginning Balance	$555,433,489.76
Loan Group Ending Balance	$333,623,727.98

Change in Balance	$21,809,761.78
Principal Collections	$29,275,594.97
Liquidation Loss Amount	$91,002.26
Additional Balances	$7,556,835.45

Balance Check	$0.00

$900,000,000

(Approximate)

CWABS Master Trust

(for the Series 2003-A Subtrust)

Issuer

CWABS, Inc.

Depositor

Sponsor and Master Servicer

Revolving Home Equity Loan

Asset Backed Notes, Series 2003-A

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2003-A Revolving Home Equity Loan Asset Backed Notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2003-A Revolving Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2003-A Revolving Home Equity Loan Asset Backed Notes will be required to deliver supplement, a prospectus supplement and prospectus until 90 days after the date of the supplement.

January 29, 2003